EX 11.1


             CHESAPEAKE CORPORATION AND SUBSIDIARIES
       COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK
           for the three years ended December 31, 1998

           (Share amounts in thousands, dollar amounts in millions, except for per share amounts)

                                         1998     1997     1996
                                         ----      ----    ----
Basic:
   Weighted average number of common
     shares outstanding                21,202    23,149  23,528
                                       ======    ======  ======
   Income before extraordinary item    $ 34.0    $ 50.9 $ 30.1
   Extraordinary item                    13.3      (2.3)      -
                                       ------    ------  ------
     Net income                        $ 47.3    $ 48.6  $ 30.1
                                       ======    ======  ======
Per share amount:
   Earnings before extraordinary item  $ 1.60    $ 2.20  $ 1.28
   Extraordinary item                     .63     (.10)       -
                                       ------    ------  ------
                                       $ 2.23    $ 2.10  $ 1.28
                                       ======    ======  ======
Diluted:
   Weighted average number of common
     shares outstanding                21,203    23,149  23,528
   Net additional common shares
     issuable upon exercise of
     dilutive options, determined
     by treasury stock method using
     the average price                    365       211     117
                                       ------    ------  ------
   Common shares, equivalents, and
     other potentially dilutive
     securities                        21,568    23,360  23,645
                                       ======    ======  ======
   Income before extraordinary item    $ 34.0    $ 50.9  $ 30.1
   Extraordinary item                    13.3      (2.3)      -
                                       ------    ------  ------
     Net income                        $ 47.3    $ 48.6  $ 30.1
                                       ======    ======  ======
   Per share amount:
     Earnings before extraordinary
       item                            $ 1.57    $ 2.18  $ 1.27
     Extraordinary item                   .62     (.10)       -
                                       ------    ------  ------
     Earnings                          $ 2.19    $ 2.08  $ 1.27
                                       ======    ======  ======